MEMBER INTEREST PURCHASE AGREEMENT

AMENDMENT NO. 1

This AMENDMENT NO. 1 dated November 17, 2011 is to that certain MEMBER INTEREST PURCHASE AGREEMENT made as of October 1, 2011, by and between Ty Miller, Levi Miller, and Eric Jessen ("Sellers") of membership interests of Miller Fabrication, L.L.C., a Wyoming limited liability company ("Miller, or the Company"), and High Plains Gas, Inc., a Nevada corporation ("Buyer").

1.

Conflict. In the event there is a conflict between the terms of the original Member Interest Purchase Agreement, the terms of this Amendment shall control any interpretation. Unless this Amendment expressly amends or supplements the language of the Member Interest Purchase Agreement, the original terms of the Member Interest Purchase Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment, terms defined in the Lease Agreement shall be similarly defined herein.

2.

Section 1.3 is hereby amended to change the Closing Date from October 31, 2011 to November 18, 2011 or such later date on or prior to November 30, 2011 as the parties shall mutually agree in writing.

IN WITNESS WHEREOF, each party hereto has caused this Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.

HIGH PLAINS GAS, INC.

By:	\s\ Brandon W. Hargett
Brandon W. Hargett, Chief Executive Officer

Miller Fabrication LLC

By:	\s\ Ty Miller
Ty Miller, Managing Member

Miller Principals

By:	\s\ Ty Miller
Ty Miller, As Individuals

By:	\s\ Levi Miller
Levi Miller, As Individuals

By:	\s\ Eric Jessen
Eric Jessen, As Individuals